UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2024

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50600	11-2617163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
65 Fairchild Street, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 Par Value	BLKB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On December 31, 2024, Blackbaud, Inc. (“Blackbaud”) disposed of its EVERFI business to a private investment firm ("Purchaser") that is unaffiliated with Blackbaud. EVERFI is an international technology company driving social impact through education to address key societal challenges like financial wellness, mental health, workplace conduct, and more. Prior to the disposition, Blackbaud effected a reorganization of its EverFi, Inc. subsidiary, pursuant to which EverFi, Inc. was converted into a limited liability company ("EverFi, LLC"), and thereafter distributed the assets and liabilities of its YourCause business out of EverFi, LLC, as a result of which, Blackbaud will retain ownership of the YourCause business following the disposition of EVERFI. The disposition was effected in exchange for nominal cash consideration and the assumption by Purchaser of all of EVERFI’s assets, liabilities and operations, including employees, pursuant to a transaction agreement which includes customary representations and warranties and covenants for an acquisition of this type, as well as limited bilateral indemnification between Blackbaud and Purchaser ("EVERFI Disposition"). The assets and liabilities transferred in the EVERFI Disposition did not include those related to EVERFI's office space in Washington, D.C. In addition, Blackbaud has agreed to provide customary transition services to Purchaser pursuant to a transition services agreement for a limited period following closing of the disposition.
Further information regarding the EVERFI Disposition is included in the press release attached to this Current Report as Exhibit 99.1. Blackbaud is continuing the process of measuring the impairment charge related to the EVERFI asset group, as previously announced in its Current Report on Form 8-K filed on December 12, 2024, which includes evaluating the effect of the EVERFI Disposition. In accordance with Item 2.06 of Form 8-K, the Company will file an amendment to that previously filed Current Report on Form 8-K within four business days after it makes a determination of an estimate of the amount or range of amounts of the impairment charge.
Item 9.01. Financial Statements and Exhibits.
(c) Shell Company Transactions
Not applicable.
(d) Exhibits
The following exhibits are filed with this current report:

Exhibit No.	Description
99.1	Press release of Blackbaud, Inc. dated January 2, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
Forward-Looking Statements.
Except for historical information, all of the statements, expectations and assumptions contained in this Current Report on Form 8-K are forward- looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties. Although we attempt to be accurate in making these forward-looking statements, it is possible that future circumstances might diﬀer from the assumptions on which such statements are based. In addition, other important factors that could cause results to diﬀer materially include the risk factors set forth from time to time in our ﬁlings with the Securities and Exchange Commission (the “SEC”), copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. We assume no obligation and do not intend to update these forward- looking statements, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	January 2, 2025	/s/ Anthony W. Boor
Anthony W. Boor
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)